EXHIBIT 99

                            INDEX OF EXHIBITS
                        INCLUDED HERIN, FORM 10-Q
                              March 3, 1995
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
- -------------------------------------------------------------------

11    Statement re computation of per share earnings    11


27    Financial Data Schedule                           12